UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
April 30, 2010
(Date of Report — date of earliest event reported)
BROOKFIELD HOMES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-31524 (Commission File Number)	37-1446709 (I.R.S. Employer Identification No.)

8500 Executive Park Avenue Suite 300 Fairfax, Virginia (Address of Principal Executive Offices)		22031 (Zip Code)
(703) 270-1700
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
Our 2010 Annual Meeting of Stockholders was held on April 30, 2010. The following proposals were submitted to and approved by security holders at the Annual Meeting. All numbers reported are shares of our common stock.
1. The election of nine directors to hold office in accordance with our By-laws until the 2011 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

Nominee	For	Withheld Authority
Ian G. Cockwell	22,683,061	90,114
Robert A. Ferchat	22,676,377	96,798
J. Bruce Flatt	20,182,949	2,590,226
Bruce T. Lehman	22,597,150	176,025
Alan Norris	22,683,061	90,114
Timothy R. Price	22,652,041	121,134
David M. Sherman	22,593,040	180,135
Robert L. Stelzl	22,683,900	89,275
Michael D. Young	22,593,040	180,135
2. The ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the 2010 fiscal year.

For	Against	Abstain
23,859,602	2,844	1,615

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2010
BROOKFIELD HOMES CORPORATION
	By:	/s/ CRAIG J. LAURIE
Craig L. Laurie
Chief Financial Officer

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